EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES ELECTS

DEFICIT REDUCTION CONTRIBUTION RELIEF

HOUSTON, Sept. 3, 2004 - Continental Airlines (NYSE: CAL) today announced it will use the deficit reduction contribution relief (DRC) provided under the Pension Funding Equity Act of 2004. This difficult decision was made given the continuing uncertainty of the economic environment for airlines and the record high cost of jet fuel. With DRC relief, the airline is not required to make any contributions to its pension plan this year, and thus will not do so.

The Act was passed by Congress in the spring to help the airline and steel industries in these difficult and turbulent times. Continental remains fully compliant with all federal requirements regarding its pension plans.

"Using the relief afforded by the Pension Funding Equity Act is the prudent course of action," said a Continental spokesperson. "This relief will help us achieve an unrestricted cash balance target of $1.5 billion, which is appropriate in these uncertain times."

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